EXHIBIT 12.1
                                                                    ------------


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                       YEAR ENDED
                                                       DECEMBER 29,                YEARS ENDED DECEMBER 31,
                                                          1997          1998        1999         2000         2001
                                                       -----------    ---------    ---------   ---------    ---------
                                                                                 (Dollars in Thousands)
Earnings:
   Income (loss) from continuing operations before
     income taxes, income from equity interest in
     joint venture and extraordinary items               $  14,160    $     491    $  21,455   $  20,604    $    (363)

   Fixed charges from below                                 48,009       78,360       78,358      81,417       71,414
Less capitalized interest                                     (461)      (1,000)          --        (755)      (1,444)
                                                         ---------    ---------    ---------   ---------    ---------

     Total earnings                                      $  61,708    $  77,851    $  99,813   $ 101,266    $  69,607
                                                         =========    =========    =========   =========    =========

Fixed Charges:
   Interest and debt issuance expense                    $  44,181    $  71,427    $  72,725   $  75,229    $  63,237
   Capitalized interest                                        461        1,000           --         755        1,444
   Interest component of rent expense                        3,367        5,933        5,633       5,433        6,733
                                                         ---------    ---------    ---------   ---------    ---------

     Total fixed charges                                 $  48,009    $  78,360    $  78,358   $  81,417    $  71,414
                                                         =========    =========    =========   =========    =========

Ratio of earnings to fixed charges                            1.29         0.99         1.27        1.24         0.97

                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                       PROFORMA
                                                                                            -----------------------------
                                                                                                               THREE
                                                               THREE QUARTERS ENDED          YEAR ENDED    QUARTERS ENDED
                                                         SEPTEMBER 30,    SEPTEMBER 29,     DECEMBER 31,   SEPTEMBER 29,
                                                              2001            2002              2001           2002
                                                         -------------    -------------     ------------   -------------
                                                                                 (Dollars in Thousands)
Earnings:
   Income (loss) from continuing operations before
     income taxes, income from equity interest in
     joint venture and extraordinary items                 $ 28,861         $  1,837         $(20,556)        $ (3,955)

   Fixed charges from below                                  55,369           54,046           91,177           59,715
   Less capitalized interest                                 (1,143)            (271)          (1,444)            (271)
                                                           --------         --------         --------         --------

     Total earnings                                        $ 83,087         $ 55,612         $ 69,177         $ 55,489
                                                           ========         ========         ========         ========

Fixed Charges:
   Interest and debt issuance expense                      $ 49,100         $ 48,153         $ 83,000         $ 53,822
   Capitalized interest                                       1,143              271            1,444              271
   Interest component of rent expense                         5,126            5,622            6,733            5,622
                                                           --------         --------         --------         --------

     Total fixed charges                                   $ 55,369         $ 54,046         $ 91,177         $ 59,715
                                                           ========         ========         ========         ========

Ratio of earnings to fixed charges                             1.50             1.03             0.76             0.93